Exhibit 5.1



                        SIDLEY AUSTIN BROWN & WOOD LLP


      CHICAGO                   787 SEVENTH AVENUE               BEIJING
       -----                NEW YORK, NEW YORK 10019             -----
       DALLAS                TELEPHONE 212 839 5300              GENEVA
       -----                 FACSIMILE 212 839 5599              -----
    LOS ANGELES                   www.sidley.com               HONG KONG
       -----                                                     -----
   SAN FRANCISCO                   FOUNDED 1866                  LONDON
       -----                                                     -----
  WASHINGTON, D.C.                                              SHANGHAI
                                                                 -----
                                                                SINGAPORE
                                                                 -----
                                                                 TOKYO



                               January 31, 2003


Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario  L4G 7K1
Canada


                  Re:   Registration Statement on Form S-3
                        ----------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to Magna Entertainment Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, for the registration of $75,000,000 in aggregate principal amount of the Company's 7 1/4% Convertible Subordinated Notes due December 15, 2009 (the "Notes") and the shares of the Company's Class A Subordinate Voting Stock issuable upon the conversion of the Notes (the "Conversion Shares"). The Notes have been issued pursuant to an indenture dated as of December 2, 2002 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

            In rendering this opinion, we have examined and relied upon copies of the Registration Statement, the Notes and the Indenture. We have also examined such instruments, documents and records as we deemed relevant and necessary as a basis for this opinion. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

            Based upon the foregoing, we are of the opinion that:

            1. The Notes have been duly and validly authorized, executed and delivered by the Company and, assuming that (a) the Notes were issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms thereof and (b) the Trustee duly authorized, executed and delivered the Indenture, the Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance


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SIDLEY AUSTION BROWN & WOOD LLP                                       NEW YORK


January 31, 2003
Page 2



with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            2. The Conversion Shares have been duly and validly authorized and, when issued by the Company upon the conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be duly and validly issued, fully paid and non-assessable.

            We express no opinion with respect to any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement, and in each prospectus contained therein.



                                        Very truly yours,


                                       /s/ Sidley Austin Brown & Wood LLP